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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2002 (April 9, 2002)

ESOFT, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

00-23527	84-0938960
(Commission File No.)	(IRS Employer Identification No.)

295 Interlocken Boulevard, Suite 500
Broomfield, Colorado 80021
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (303) 444-1600

Item 4. Changes in Registrant's Certifying Accountant.

        On April 9, 2002, eSoft, Inc. engaged Deloitte & Touche LLP as its new independent accountants to audit eSoft's financial statements for the fiscal year ending December 31, 2002.

        Prior to April 2002, eSoft had not consulted with Deloitte & Touche LLP on items which involved eSoft's accounting principles or the type of audit opinion to be issued on eSoft's financial statements, but did discuss with Deloitte & Touche LLP its engagement fees and standard engagement terms for serving as eSoft's auditors.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

eSOFT, INC.
Dated: April 12, 2002	By:	/s/ JEFFREY FINN Jeffrey Finn President & Chief Executive Officer

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  Item 4. Changes in Registrant's Certifying Accountant.
SIGNATURE